UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2015

SILVERSUN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50302	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Regent Street, Suite 520 Livingston, New Jersey 07039
(Address of Principal Executive Offices)

(973) 758-9555
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 6, 2015 (the “Closing Date”), SWK Technologies, Inc., a Delaware corporation (“SWK”) and wholly owned subsidiary of SilverSun Technologies, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and among SWK, ProductiveTech, Inc., a New Jersey corporation (the “Seller” or “PTI”), and John McPoyle and Kevin Snyder, owners all of the issued and outstanding capital stock of PTI.

On the Closing Date, pursuant to the terms of the Purchase Agreement, the Seller sold, transferred, conveyed and delivered to SWK all of the Acquired Assets (as defined in the Purchase Agreement) to SWK.  In consideration for the Acquired Assets, SWK (i) paid Seller $500,000 cash; and (ii) issued Seller a promissory note in the principal amount of $600,000 (the “PTI Note”).  The PTI Note bears interest at a rate of two and one-half percent (2.5%) per annum, has a five (5) year term, with the principal being amortized in sixty (60) equal installments. In further consideration for Acquired Assets, the Company issued Seller that certain amount of common stock equal to $260,000. The number of shares issuable was based on the average closing price of the Company’s common stock for the five (5) trading days immediately preceding the Closing Date.

Pursuant to the Purchase Agreement, the Company agreed to enter into that certain Assignment and Assumption Agreement (the “Assignment Agreement”) to assume those certain liabilities of PTI.

Additionally, in connection with the Purchase Agreement, SWK entered into an Employment Agreement (the “McPoyle Employment Agreement”) with John McPoyle, pursuant to which Mr. McPoyle will serve as Vice President of Operations for the NetUp-IT business unit of SWK (“NetUp-IT”).  Mr. McPoyle’s duties will focus on day-to-day operating activities of NetUp-IT, including leadership, staff management, revenue growth, expense control and budget management.  The term of the Employment Agreement is for three years unless otherwise terminated pursuant to the terms and conditions thereunder. SWK shall pay Mr. McPoyle $155,000 per annum.

Additionally, in connection with the Purchase Agreement, SWK entered into an Employment Agreement (the “Snyder Employment Agreement”) with Kevin Snyder, pursuant to which Mr. Snyder will serve as Vice President of Business Development and Sales for NetUp-IT.  Mr. Snyder’s duties will focus on directing a sales team of NetUp-IT.  The term of the Employment Agreement is for three years unless otherwise terminated pursuant to the terms and conditions thereunder. SWK shall pay Mr. Snyder $155,000 per annum.

The above description of the Purchase Agreement, Note, Assignment Agreement, McPoyle Employment Agreement and Snyder Employment Agreement do not purport to be complete and are qualified in their entirety by reference to such documents filed as exhibits hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosure set forth above under Item 1.01 to this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02

The above issuances were made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Form of Asset Purchase Agreement, dated July 6, 2015, by and among SWK Technologies, Inc., ProductiveTech, Inc., a New Jersey corporation, John McPoyle and Kevin Snyder

10.1*	Form of Promissory Note, dated July 6, 2015, issued in favor of ProductiveTech, Inc., a New Jersey Corporation

10.2*	Form of Employment Agreement, dated July 6, 2015, by and between SWK Technologies, Inc. and John McPoyle

10.3*	Form of Employment Agreement, dated July 6, 2015, by and between SWK Technologies, Inc. and Kevin Snyder

* filed herewith

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSUN TECHNOLOGIES, INC.

Date: July 9, 2015	By:	/s/ Mark Meller
Mark Meller
Chief Executive Officer